UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2023

AdaptHealth Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-38399	82-3677704
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 West Germantown Pike, Suite 250 Plymouth Meeting, PA	19462
(Address of principal executive offices)	(Zip Code)

(610) 424-4515
(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AHCO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Executive Officer

On June 27, 2023, AdaptHealth Corp. (the “Company”) announced that Crispin Teufel, age 47, has been appointed to serve as the Chief Executive Officer of the Company, effective September 1, 2023.

Mr. Teufel has served as the Chief Executive Officer of Lincare Holdings Inc., a Florida headquartered provider of in-home respiratory care, since July 2017. Previously, Mr. Teufel served as the Chief Financial Officer of Lincare from 2013 to 2019 and as a Finance Director for Linde Engineering in Germany from 2011 to 2013. Prior to joining Linde in 2005, Mr. Teufel began his career with financial roles at PWC and Arthur Andersen. Mr. Teufel currently serves on the Board of Directors of Bellerophon Therapeutics, a clinical-stage biotherapeutics company, and as the Chairman of the Board of the German American Chamber of Commerce of the South. Mr. Teufel holds an MBA in Economics from Ruhr University Bochum, Germany, is a Certified Public Accountant and is a German Tax Advisor.

There are no arrangements or understandings between Mr. Teufel and any other person pursuant to which Mr. Teufel was selected as an officer, and there are no family relationships between Mr. Teufel and any of the Company’s directors or executive officers. Mr. Teufel does not have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.

On June 22, 2023, the Company entered into an employment agreement with Mr. Teufel (the “Employment Agreement”) that will govern the terms of his employment as the Chief Executive Officer of the Company from and after September 1, 2023. Pursuant to the terms of the Employment Agreement, Mr. Teufel is entitled to receive an annual base salary of $800,000 and is eligible to receive a target annual incentive bonus equal to 100% of his base salary (prorated for 2023), with the actual bonus ranging from 0-200% of his base salary based on the achievement of annual company and individual performance objectives for such fiscal year.

The Company will pay Mr. Teufel a one-time signing bonus of $450,000 following his start date, which bonus is required to be repaid by Mr. Teufel to the Company if he resigns without “good reason” or the Company terminates his employment with “cause” (as such terms are defined in the Employment Agreement) prior to the first anniversary of his start date. Within 30 days following Mr. Teufel’s start date, the Company will grant Mr. Teufel (i) restricted stock units (“RSUs”) covering a number of shares of the Company’s common stock with an aggregate grant date value of $1,000,000, which RSUs will vest on the first anniversary of his start date, subject to continued employment; provided that such RSUs will immediately vest if Mr. Teufel’s employment is terminated by the Company without “cause,” by Mr. Teufel with “good reason” or as a result of Mr. Teufel’s death or “disability” (as such term is defined in the Employment Agreement), and (ii) RSUs covering a number of shares of the Company’s common stock with an aggregate grant value of $1,233,333 (the “2023 RSUs”), 50% of which will vest annually over three years and 50% of which will be eligible to vest between 0% and 200% based on the Company’s TSR relative to the TSRs of the Company’s peer companies over a three-year performance period beginning on the date of grant. Mr. Teufel is also entitled to receive a grant of RSUs at the same time as annual 2024 equity grants are made to other senior executives of the Company covering a number of shares of the Company’s common stock with an aggregate grant date value of $3,700,000 (the “2024 RSUs”), which will be subject to similar vesting criteria as the 2023 RSUs.

Pursuant to the Employment Agreement, if Mr. Teufel’s employment is terminated (x) by the Company without “cause” or (y) by Mr. Teufel for “good reason”, subject to his execution and non-revocation of a general release of claims in favor of the Company and its affiliates and compliance with certain restrictive covenants (described below), Mr. Teufel will be entitled to (i) any unpaid annual bonus in respect of any completed fiscal year that has ended prior to the date of such termination, (ii) continued payment of base salary for a period of 24 months following such date of termination, (iii) an amount equal to two times his then-current target annual bonus, payable in substantially equal installments during the 24-month period following such date of termination in accordance with regular payroll practices, and (iv) continued vesting of the 2023 RSUs and the 2024 RSUs during the 24-month period following termination; provided, that all of the 2023 RSUs and the 2024 RSUs will vest as of the date of termination if such termination occurs following a change in control (as defined in the Company’s equity plan).

In connection with the Employment Agreement, Mr. Teufel also entered into a restrictive covenant agreement, which includes a 24-month post-termination non-compete and non-solicit of the employees, consultants, clients, customers and other business relationships of the Company and its affiliates, and an indefinite non-disparagement covenant.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, which is attached as Exhibit 10.1 hereto and incorporated by reference herein.

Appointment of Interim Chief Executive Officer

As previously disclosed in Item 5.02 of the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on May 9, 2023, Stephen P. Griggs, the Company’s current Chief Executive Officer resigned effective as of June 30, 2023. As previously disclosed, Richard Barasch, the Chairman of the Board of Directors of the Company (the “Board”), will serve as the Interim Chief Executive Officer of the Company, commencing on July 1, 2023 and continuing until August 31, 2023.

Mr. Barasch, age 69, has served as the Chairman of the Board since the Company’s formation and served as the President and Chief Executive Officer of DFB Healthcare Acquisition Corp. from its formation to the closing of its initial business combination with the Company. Mr. Barasch was Chief Executive Officer of Universal American Corp., a publicly-traded health insurance and services company focused on the senior market and government programs, from 1995 until Universal American’s acquisition by WellCare Health Plans in May 2017. Mr. Barasch has developed an extensive network of contacts throughout the healthcare industry and speaks regularly at industry conferences as a healthcare services expert. He is currently Executive Chairman of DFP Healthcare Acquisitions Corp. and Deerfield Healthcare Technology Acquisitions Corp. He serves on the Board of Advisors of the Health Policy and Management program at the Columbia University School of Public Health and the Brown School of Public Health. He also serves on the Board of Trustees of the Maimonides Medical Center in Brooklyn, New York. Mr. Barasch graduated from Swarthmore College and Columbia University Law School.

There were no arrangements or understandings between Mr. Barasch and any other person pursuant to which Mr. Barasch was selected as an officer. Mr. Barasch has no family relationships subject to disclosure under Item 401(d) of Regulation S-K or any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The Company entered into a letter agreement with Mr. Barasch on June 26, 2023 (the “Interim CEO Agreement”) that will govern the terms of his employment as the Interim Chief Executive Officer of the Company. During the period from July 1, 2023 to August 31, 2023, Mr. Barasch will be paid a base salary at a rate of $262,500 per month. Promptly following July 1, 2023, Mr. Barasch will also receive a grant of restricted stock units covering a number of shares of the Company’s common stock with an aggregate grant value of $175,000 that vest on August 31, 2023, subject to continued service. Pursuant to the Interim CEO Agreement, Mr. Barasch also agreed to provide transition services to the Company’s new chief executive officer during the period commencing on September 1, 2023 and ending on December 31, 2023 (or such earlier date that Mr. Barasch’s service on the Board terminates for any reason), during which period Mr. Barasch will be paid a fee at a rate of $175,000 per month. Mr. Barasch will not be eligible for any additional compensation for his role as a member (including in his position as Chairman) of the Board during the term of the Interim CEO Agreement, provided, that he will continue to vest in any currently outstanding equity awards in the ordinary course.

The foregoing description of the Interim CEO Agreement is qualified in its entirety by reference to the full text of the Interim CEO Agreement, which is attached as Exhibit 10.2 hereto and incorporated by reference herein.

Resignation of General Counsel

On June 22, 2023, Christopher Joyce notified the Chairman of the Board of his decision to resign from his position as the Company’s General Counsel to pursue other opportunities. Mr. Joyce will remain an employee of the Company until July 31, 2023, in order to aid in an orderly transition.

Item 7.01 Regulation FD Disclosure

On June 27, 2023, the Company issued a press release announcing the appointment of Mr. Teufel as Chief Executive Officer, as described in Item 5.02 above. A copy of the press release is furnished as Exhibit 99.1.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Employment Agreement between AdaptHealth Corp. and Crispin Teufel, dated June 22, 2023.

10.2	Letter Agreement between AdaptHealth Corp. and Richard Barasch, dated June 26, 2023.

99.1	Press Release dated June 27, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: June 27, 2023

AdaptHealth Corp.

By:	/s/ Jason Clemens
	Name:	Jason Clemens
	Title:	Chief Financial Officer